1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

April 4 , 2019

014660/0012

Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B Monroe Township, NJ 08831

Ladies and Gentlemen:

We have acted as counsel to Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), related to the offering by the Company of up to (i) 4,285,714 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and an additional 642,857 shares of Common Stock issuable upon the exercise of an option granted by the Company to the underwriters; (ii) warrants to purchase 4,285,714 shares of Common Stock (the “Common Warrants”) ; (iii) the shares of Common Stock issuable from time to time upon exercise of the Common Warrants (the “Warrant Shares”); (iv) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) ; and (v) the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”). For each Pre-Funded Warrant sold, the number of shares of Common Stock that the Company is offering will be decreased on a one-for-one basis. The Shares, the Common Warrants, the Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and A.G.P. offering securities through A.G.P./Alliance General Partners, as representative of the several underwriters listed in the Underwriting Agreement, the form of which Underwriting Agreement is filed as Exhibit 1.1 to the Registration Statement.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of: (i) the Certificate of Incorporation and Bylaws, each as amended to date, of the Company; (ii) the Registration Statement; and (iii) the corporate records of the Company, including minute books of the Company and resolutions of its board of directors, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that: (i) the Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and Underwriting Agreement, will be legally issued, fully paid and non-assessable; (ii) the Common Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, their terms and the Underwriting Agreement, will be valid and binding obligations of the Company; (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Common Warrants will be validly issued, fully paid and non-assessable; (iv) the Pre-Funded Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, their terms and the Underwriting Agreement, will be valid and binding obligations of the Company; and (v) the Pre-Funded Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrants will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware and applicable federal law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the references to our Firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Porter Hedges LLP
PORTER HEDGES LLP